As filed with the Securities and Exchange Commission on August 11, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tribune Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-1880355
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

435 North Michigan Avenue

Chicago, Illinois 60611

(312) 222-9100

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Crane H. Kenney, Esq.

Senior Vice President, General Counsel and Secretary

Tribune Company

435 North Michigan Avenue

Chicago, Illinois 60611

(312) 222-9100

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-74961

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Debt Securities and Warrants to Purchase Debt Securities	$ 77,500	100%	$ 77,500	$ 9.12

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT, AS AMENDED.

EXLPANATORY STATEMENT

This registration statement on Form S-3 is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both promulgated under the Securities Act of 1933, as amended, to register an additional $77,500 maximum aggregate offering price of debt securities and warrants to purchase debt securities of Tribune Company.  The contents of the registration statement on Form S-3 (Registration No. 333-74961), which registration statement was previously filed with the Securities and Exchange Commission (the “Commission”) on March 24, 1999, are incorporated by reference into this registration statement.

CERTIFICATION

Tribune Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $9.12 for the additional aggregate principal amount of debt securities and warrants to purchase debt securities being registered hereby as soon as practicable (but in any event no later than the close of business on August 11, 2005); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank during regular business hours on August 11, 2005.

SIGNATURES

Pursuant to the requirements of  the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 11, 2005.

TRIBUNE COMPANY

By:	/s/ Dennis J. FitzSimons
Dennis J. FitzSimons
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 11, 2005.

Name	Title

/s/ Dennis J. FitzSimons	Chairman, President and Chief Executive Officer and Director
Dennis J. FitzSimons	(Principal Executive Officer)

/s/ Donald C. Grenesko	Senior Vice President, Finance and Administration
Donald C. Grenesko	(Principal Financial Officer)

/s/ R. Mark Mallory	Vice President and Controller
R. Mark Mallory	(Principal Accounting Officer)

/s/ Jeffrey Chandler	Director
Jeffrey Chandler

/s/ Roger Goodan	Director
Roger Goodan

Director
Enrique Hernandez, Jr.

Director
Betsy D. Holden

/s/ Robert S. Morrison	Director
Robert S. Morrison

Director
William A. Osborn

/s/ J. Christopher Reyes	Director
J. Christopher Reyes

/s/ William Stinehart, Jr.	Director
William Stinehart, Jr.

/s/ Dudley S. Taft	Director
Dudley S. Taft

/s/ Kathryn C. Turner	Director
Kathryn C. Turner

/s/ Miles D. White	Director
Miles D. White

INDEX TO EXHIBITS

Exhibit Number	Document

5.1	Opinion of Sidley Austin Brown & Wood LLP

23.1	Consent of Sidley Austin Brown & Wood LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2	Consent of PricewaterhouseCoopers LLP.